EXHIBIT 99.1

NEWS RELEASE
 Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112

For more information contact:
Nadine Wakely Director, Investor Relations	Deborah K. Pawlowski Kei Advisors LLC
Phone: 303.597.8737	Phone: 716.843.3908
Email: nwakely@trer.com	Email: dpawlowski@keiadvisors.com

Texas Rare Earth Resources Receives Approval by the Texas General
Land Office to Expand its Exploration Efforts at Round Top

Drilling plan strategy to accelerate definition of resource

Denver, CO, and Sierra Blanca, TX, November 8, 2011 -- Texas Rare Earth Resources Corp. (OTCQB:TRER), a heavy rare earths exploration and development company, today announced that its supplementary operating plan to expand exploration activities at the Round Top project has been approved by the Texas General Land Office (GLO).  Independently published data indicates the property may contain approximately 1.6 billion metric tons of rhyolite host rock, containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.

Anthony J. Garcia, the Company’s Senior Vice President of Project Development, commented, “We believe the GLO’s approval of our updated and expanded plan is a testament of their confidence in our ability to advance this project.  With this approval, we are able to expand our drilling activity, and, in order to accelerate our timeline for resource definition, we have refined our drill plan strategy to focus more heavily on in-fill drilling.  We will continue some level of step out drilling to define the margins of the deposit, based on the aeromag results that indicated a larger expansion through the floor between Round Top and Little Round Top.  We also expect to have a second drill rig on site shortly.”

To date, 48 drill holes have been completed for a total of 16,800 feet drilled out of the original 25,000 feet planned.  Concurrently, material is being logged and categorized, and composites are shipped to Mountain States R&D International for further mineralogical and metallurgical characterization.  Preliminary mineralogical results, as previously reported, were favorable, as they reconfirmed that rare earth minerals are finely disseminated throughout the rhyolite host rock and initial ore characterization confirmed simplistic rare earth element mineral associations suggesting favorable metallurgical processing.

Stanley Korzeb, the Company’s Vice President of Exploration, added, “Our updated development and exploration drill plan now calls for an additional 40 drill holes and 4 diamond core holes for an estimated planned drilled footage of 20,000 feet.”

The preliminary results of the aeromagnetic survey indicated greater expanse of rhyolite in the subsurface than originally expected, including a strong northwest-southeast trending magnetic anomaly which is present below Round Top Mountain and extends under alluvium to the northwest and to the southeast extends under the gravel covered valley. Texas Rare Earths’ flagship Round Top project was originally drilled in the mid 1980’s, and the Company has been re-logging and re-analyzing 82,000 feet of historical drilling.

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Texas Rare Earth Resources Receives Approval by the Texas General Land Office to Expand its Exploration Efforts at Round Top
November 8, 2011
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About Texas Rare Earth
Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project.  The Round Top project is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas.  Independently published data indicates the property may contain approximately 1.6 billion metric tons of rhyolite host rock, containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.  Prior exploratory work also indicates what the Company believes to be a potentially large, high-grade beryllium mineralization.  Uranium mineralization is also present in the deposit.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at http://www.trer.com.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the term “resource”.  We advise U.S. investors that while this term is defined in accordance with Canadian National Instrument 43-101 (“NI 43-101”) – Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such term is not recognized by the SEC and is normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resource would ever be converted into SEC compliant reserves.  Our Round Top rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as the potential development of the Round Top rare earth project, estimates of mineralized material,  the potential low costs for metallurgical processing, the potential competitive advantage low cost processing might provide, the timing and completion of the expanded drilling program, possible expansion of the rhyolite deposit, timing for further definition of the mineralization at the Round Top project,  the potential ratio of heavy to total rare earth minerals present at the Round Top project, the number of metric tons of rhyolite contained at the Round Top project and other such similar matters are forward-looking statements. When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material estimates, risks relating to completing metallurgical testing at the Round Top project, risks related to the results of future metallurgical testing not confirming past results and expectations, risks related to the potential timing and completion of the expanded drilling program, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on February 8, 2011, as amended, April 19, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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